UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2022

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant's telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 19, 2022, Paul C. Carbone, Chief Financial Officer of YETI Holdings, Inc. (“YETI” or the “Company”), provided notice of his resignation from his position with YETI, effective on October 28, 2022, for personal reasons. Mr. Carbone also served as the Company’s principal accounting officer. Mr. Carbone’s decision to resign is not the result of any dispute or disagreement with the Company, the Company’s management or the Board of Directors of the Company on any matter relating to the Company’s operations, policies or practices. YETI has commenced a search for Mr. Carbone’s successor and will make an announcement when his successor has been appointed.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing Mr. Carbone’s resignation is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated September 23, 2022

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: September 23, 2022	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President,
General Counsel and Secretary